UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 3, 2018

Xplore Technologies Corp.
 (Exact name of registrant as specified in its charter)

Delaware	000-52697	26-0563295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8601 RR 2222, Building II
Austin, Texas  78730
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(512) 336-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.          Entry into a Material Definitive Agreement.

On July 5, 2018, Xplore Technologies Corp. (the “Company” or “Xplore”) announced that it entered into an Agreement and Plan of Merger, dated July 5, 2018 (the “Merger Agreement”), with Zebra Technologies Corporation (“Parent”), and Wolfdancer Acquisition Corp. (“Purchaser”), providing for the acquisition of Xplore via a tender offer by Parent and Purchaser.
The Merger Agreement
The following is a summary of certain provisions of the Merger Agreement and certain other agreements entered into in connection with the Merger Agreement. This summary of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as an Exhibit to this Current Report and is incorporated herein by reference. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Merger Agreement. Stockholders and other interested parties should read the Merger Agreement for a more complete description of the provisions summarized below.
The Merger Agreement provides that Purchaser will commence the tender offer (the “Offer”) as promptly as practicable, but in no event later than 10 business days, after the date of the Merger Agreement. Subject to the satisfaction of a minimum of a majority of the outstanding shares of Company Common Stock (“Shares”) being tendered and the other conditions that are described therein, Purchaser will, and Parent will cause Purchaser to, irrevocably accept for purchase (the time of such acceptance, the “Offer Acceptance Time”) and thereafter pay for all Shares validly tendered and not properly withdrawn pursuant to the Offer as soon as practicable after the tender offer expiration date (the “Expiration Date”) and, in any event, no later than three business days after the Offer Acceptance Time. If the Offer is consummated, each Company stockholder will receive $6.00 for each Share validly tendered and not properly withdrawn by such stockholder prior to the Expiration Date, without interest thereon and subject to deduction for any withholding taxes. The Offer must stay open for 20 business days and can be extended for up to two consecutive periods of five days (or other period agreed to by the parties).
The Merger Agreement provides that the closing will take place on a date to be specified by the parties no later than the third business day after the offer acceptance time, unless the parties otherwise agree in writing. The merger will be effected under Section 251(h) of the DGCL.
The parties to the Merger Agreement make customary representations, warranties and covenants, including customary representations about the Company operations and business. Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any effect, event, occurrence, development or change that has a material adverse effect on the financial condition, assets, liabilities, business or results of operations of the Company, with customary exceptions.
Except as expressly required or permitted by the Merger Agreement, as required by applicable Law, as set forth in the applicable schedules to the Merger Agreement or as consented to in writing by Parent, during the period between the date of the Merger Agreement and the earlier of the Effective Time or the termination of the Merger Agreement pursuant to its terms, the Company has agreed to: (A) conduct the business of the Company in the ordinary course of business as historically conducted in all material respects; (B) ensure that it has a specified level of working capital at the Effective Time; (C) ensure that the aggregate of (x) Net Debt plus (y) all amounts payable in the Offer and the Merger in respect of Shares, Company Options and Company RSUs is less than or equal to $90,000,000 as of immediately prior to the Effective Time; and (D) use its reasonable best efforts to preserve the Company’s assets and business organization and maintain its existing relations and goodwill with material customers, suppliers, distributors, regulators and business partners. There are also certain customary specified actions that require Parent’s consent.

The closing of the tender offer is subject to the following conditions:
(i) the Merger Agreement has not been terminated in accordance with its terms;
(ii) at least 50% of the Shares plus one Share have been tendered;
(iii) there has been no judgment enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority or any applicable Law that enjoins or otherwise prohibits the consummation of the Offer or the Merger;
(iv) the representations and warranties of the Company set forth in the Merger Agreement are generally true and correct, except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(v) the Company has complied with and performed in all material respects its obligations required to be complied with or performed;
(vi) since the date of the Merger Agreement there shall not have been any effect, change, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;
(vii) the aggregate of (x) Closing Net Debt plus (y) all amounts payable in the Offer and the Merger in respect of the Shares, Company Options and Company RSUs shall be less than or equal to $90,000,000; and
(viii) the receipt of foreign regulatory approvals.
Purchaser expressly reserves the right (but is not obligated) to at any time, and from time to time, in its sole discretion waive any condition or modify the terms of the offer.
The Company has agreed that it will not, and will not authorize or permit any of its officers, directors, investment bankers, attorneys, accountants and other advisors, agents and representatives to, directly or indirectly through another person solicit any offers from third parties to acquire the business. In certain limited circumstances, the Company has the right to engage with a third party in the event they submit a Company Superior Proposal, subject to Parent’s ongoing right to match and negotiate the acquisition.
The Merger Agreement may be terminated and the Offer and the Merger may be abandoned at any time prior to the time of the tender offer acceptance:
•	by mutual written consent of Parent and the Company; or
•
by either Parent or the Company if (i) a restraint prohibiting the Merger is in effect and has become final and non-appealable; (ii) the Offer Acceptance Time has not occurred by 5:00 p.m. Eastern time on January 4, 2019 (the “Termination Date”) or (iii) the Offer has expired pursuant to its terms and the terms of the Merger Agreement (without being extended in accordance with the Merger Agreement) without Purchaser having irrevocably accepted for purchase the Shares validly tendered and not properly withdrawn pursuant to the Offer in accordance with the Merger Agreement solely as a result of the failure of the Minimum Condition to be satisfied; provided, however, that such termination right will not be available to a party if the failure by such party to perform any of its obligations under the Merger Agreement has been the principal cause of the failure of any of the foregoing conditions.

By Parent:
•
if there has been a breach of, or inaccuracy in, any representation, warranty, covenant or agreement of the Company set forth in the Merger Agreement, which breach or inaccuracy would result in a failure to satisfy the Offer conditions relating to the Company’s compliance with covenants in the Merger Agreement or the absence of a Company Material Adverse Effect (and such breach or inaccuracy has not been cured within 30 days after the receipt of notice thereof such that such condition would be capable of satisfaction at the Closing or such breach or inaccuracy is not reasonably capable of being so cured within such 30-day period in the case of representations and warranties or by the Expiration Time in the case of covenants); or

•	if prior to the receipt of the Offer Acceptance Time, the Company Board shall have effected a Company Adverse Recommendation Change.

By the Company:
•	if Purchaser fails to commence the Offer in accordance with the terms of the Merger Agreement;
•
if (i) Parent or Purchaser shall not have complied with or performed in all material respects its obligations required to be complied with or performed by it prior to the Expiration Time and such failure to comply or perform shall not have been cured by the Expiration Time or (ii) there has been a breach of, or inaccuracy in, any representation or warranty of Parent or Purchaser set forth in the Merger Agreement, which breach or inaccuracy would result in a Parent Material Adverse Effect (and such breach or inaccuracy has not been cured within 30 days after the receipt of notice thereof such that such condition would be capable of satisfaction at the Closing or such breach or inaccuracy is not reasonably capable of being so cured within such 30 day period); or

•	prior to the Offer Acceptance Time, in order to enter into a definitive agreement providing for a Company Superior Proposal in accordance with Section 5.3(d).

In the event of the termination of the Merger Agreement, the Merger Agreement will be of no further force or effect, except as specifically provided; however, nothing in the Merger Agreement shall relieve any party from liability for fraud or the intentional breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement.

The Merger Agreement general provides that all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

The Company has agreed to pay Parent $3,000,000 if:

•
the Merger Agreement is validly terminated (i) by Parent because, prior to the receipt of the Offer Acceptance Time, the Company Board shall have changed their recommendation, or (ii) by the Company in order to enter into a definitive agreement providing for a Company Superior Proposal in accordance with the termination provisions described above; or

•
(i) The Merger Agreement is terminated by either party because the Offer Acceptance Time has not occurred prior to the Termination Date, or by Parent as a result of a breach of, or inaccuracy in, the representations, warranties, covenants or agreements of Company set forth in the Merger Agreement; (ii) prior to the time of termination and after the date of the Merger Agreement, a Company Superior Proposal shall have been publicly announced or made to the Company Board and not withdrawn; and (iii) within 12 months after the date on which the Merger Agreement shall have been terminated the Company enters into a definitive agreement providing for a Company Superior Proposal or a Company Superior Proposal is consummated.

The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Tender and Support Agreements

Concurrently with the execution of the Merger Agreement, RGJ Capital, LLC, Emerson Family Foundation, Emerson Partners, J Steven Emerson IRA, J Steven Emerson Roth IRA, Phoenix Venture Fund LLC, Andax LLC and Mr. Andrea Goren, each stockholders of the Company, entered into a Tender and Support Agreement (the “Support Agreements”) with Parent, Purchaser and the company pursuant to which, among other things, they agreed to tender all of their Shares in the Offer and take certain other actions in furtherance of the Merger. The Support Agreements will terminate upon the earliest to occur of (i) the termination of the Merger Agreement, (ii) the effectiveness of the Merger in accordance with the terms and provision of the Merger Agreement, (iii) the acquisition by Parent of all the Shares subject thereto, (iv) any amendment, change or waiver to the Merger Agreement without such stockholder’s consent that decreases the amount or changes the form or timing of consideration payable pursuant to the terms of the Merger Agreement or that materially and adversely affects such Stockholder, (v) the termination of the Offer and (vi) as agreed to in writing by such stockholder and Parent.

Expense Reimbursement Letter Agreement

Concurrently with the Company’s entry into the Support Agreements, Phoenix Venture Fund LLC and Andax LLC entered into a letter agreement with the Company (the “Expense Reimbursement Letter Agreement”), pursuant to which the Company has agreed to reimburse each of them for the reasonable fees and out-of-pocket third party expenses, including reasonable fees of attorneys, incurred by them in connection with or arising from the execution and delivery of, or performance under, the Support Agreement to which they are party.

Second Amendment to Rights Plan

In connection with the approval of the Merger Agreement, on July 3, 2018 the Company entered into the Second Amendment to Rights Plan ( “Second Amendment to Rights Plan”), pursuant to which (and all defined terms used herein are used as defined in the Rights Agreement, as amended) (i) Parent and its affiliates and associates were deemed not to be “Acquiring Persons”, (ii) no “Stock Acquisition Date” or “Distribution Date” shall be deemed to have occurred, (iii) certain other specified events are deemed not to have occurred and (iv) that no holder of Rights shall be entitled to exercise such Rights because of the Company’s entry into the Merger Agreement, or the entry into any of the Support Agreements, or any transactions contemplated thereby.

Amendment to 2009 Stock Plan

In connection with the approval of the Merger Agreement, on July 3, 2018 the Company amended its 2009 Stock Incentive Plan (“Stock Plan Amendment”) to increase the number of awards thereunder that any participant may receive in any calendar year to 750,000.

Amended and Restated Transaction Bonus Plan

In connection with the approval of the Merger Agreement, on July 3, 2018 the Company amended and restated its existing Amended and Restated Transaction Bonus Plan, to provide for bonuses to be paid to Mr. Bryan Bell, the Company’s Vice President of Engineering, and, under certain circumstances, Mr. Thomas Wilkinson, the Company’s Chief Executive Officer (the “Amended and Restated Transaction Bonus Plan”). If the Merger occurs, Mr. Bell will be paid a bonus of $800,000 thereunder and Mr. Wilkinson will be paid a bonus thereunder of $3,600,000. The Compensation Committee of the Board of Directors has authorized, and the Board of Directors has confirmed, that such bonuses are to be paid in restricted stock issued under the Company’s 2009 Stock Plan, as amended.

Advisory Agreement

In connection with the approval of the Merger Agreement, on July 3, 2018 the Company entered into the Advisory Agreement with Mr. Thomas B. Pickens III, the Chairman of the Company Board (the “Advisory Agreement”). The Advisory Agreement provides that in the event the Merger or another transaction resulting from a Company Acquisition Proposal closes, Mr. Pickens will be paid $4,000,000 for his services rendered in connection therewith.

The foregoing descriptions of the Merger Agreement, the Support Agreements, Second Amendment to Rights Plan, Stock Plan Amendment, the Amended and Restated Transaction Bonus Plan and the Advisory Agreement do not purport to be complete and are qualified in their entirety by reference to Merger Agreement, the Support Agreements, Second Amendment to Rights Plan, Stock Plan Amendment, the Amended and Restated Transaction Bonus Plan and the Advisory Agreement, copies of which are filed as exhibits to this Current Report on Form 8-K.

Additional Information and Where to Find It

The tender offer described above has not yet commenced. This Current Report is not an offer to buy nor a solicitation of an offer to sell any Shares. The solicitation and the offer to buy Shares will be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Purchaser intends to file with the SEC. In addition the Company intends to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Stockholders will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of the Company on Schedule 14D-9 and related materials with respect to the tender offer and, if applicable, the merger, free of charge at the website of the SEC at www.sec.gov, and from any information agent named in the tender offer materials.

Stockholders may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investors Relations” section of the Company’s website at https://www.xploretech.com/us/about-us/investor-relations/. STOCKHOLDERS ARE ADVISED TO READ THESE DOCUMENTS, INCLUDING ANY SOLICITATION/RECOMMENDATION STATEMENT OF THE COMPANY AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND, IF APPLICABLE, THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY, PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO ANY POTENTIAL TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF ANY POTENTIAL TENDER OFFER.

Forward-Looking Statements
This Current Report may contain forward-looking statements about such matters as: the proposed tender offer and merger, the conditions to consummation thereof, the terms thereof and related matters; a proposed issuance of convertible preferred stock, the conditions to consummation of such potential issuance, the terms of any such potential issuance and stock, the use of proceeds and related matters; the effects of such proposed issuance, tender offer and merger under our equity award and benefit plans and agreements or our credit agreement, our outlook for 2018; future or targeted operational and financial performance; growth prospects and rates; the markets we serve; future or targeted profitability, cash flow, liquidity, sales, costs and expenses, tax rates, working capital, inventory levels, debt levels, capital expenditures, EBITDA, cost savings and business opportunities and positioning; strategic plans; cost, inventory and supply-chain management; rationalization and related activities; the impact of rationalization, product line changes, cost competitiveness and liquidity initiatives; expected or targeted changes in production capacity or levels, operating rates or efficiency in our operations or our competitors’ or customers’ operations; future prices and demand for our products; product quality; diversification, new products and product improvements and their impact on our business; the integration or impact of acquired businesses; investments, acquisitions, asset sales or divestitures that we may make in the future; possible financing or refinancing (including factoring and supply-chain financing) activities; our customers’ operations, order patterns and demand for their products; the impact of customer bankruptcies; our position in markets we serve; regional and global economic and industry market conditions, including our expectations concerning their impact on us and our customers and suppliers; conditions and changes in the global financial and credit markets; legal proceedings and antitrust investigations; our liquidity and capital resources; tax rates and the effects of jurisdictional mix; the impact of accounting changes; and currency exchange and interest rates and changes therein.

We have no duty to update these statements. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. Actual future events, circumstances, performance and trends could differ materially, positively or negatively, due to various factors, including: failure to satisfy the conditions contained in the definitive agreements relating to the proposed tender offer and merger to consummation thereof, including due to material adverse changes affecting the Company or its prospects; litigation in relation to such transactions; events of default occurring or repurchase obligations arising under our credit agreement, related to the proposed tender offer and merger, or otherwise (including by reason of cross default provisions thereunder); restrictions on the conduct of our business in the ordinary course due to provisions under such definitive agreements; failure to achieve cost savings, EBITDA or other estimates; actual outcome of uncertainties associated with assumptions and estimates used when applying critical accounting policies and preparing financial statements; failure to successfully develop and commercialize new or improved products; adverse changes in cost, inventory or supply-chain management; limitations or delays on capital expenditures; business interruptions, including those caused by weather, natural disaster or other causes; delays or changes in, or non-consummation of, proposed or planned asset sales, divestitures, investments or acquisitions; failure to successfully integrate or achieve expected synergies, performance or returns expected from any completed investments or acquisitions; inability to protect our intellectual property rights or infringement of intellectual property rights of others; changes in market prices of our securities; changes in our ability to obtain new or refinance existing financing on acceptable terms, or at all; adverse changes in labor relations; adverse developments in legal proceedings or antitrust or other investigations; non- realization of anticipated benefits from, or variances in the cost or timing of, organizational changes, rationalizations and restructurings; loss of market share or sales due to rationalization, product-line changes or pricing activities; negative developments relating to health, safety or environmental compliance, remediation or liabilities; downturns, production reductions or suspensions or other changes in the markets we or our customers serve; customer or supplier bankruptcy or insolvency events; political unrest which adversely impacts us or our customers’ businesses; declines in demand; intensified competition and price or margin decreases; manufacturing capacity increases; fluctuating market prices for our products, mismatches between manufacturing capacity and demand; significant changes in our provision for income taxes and effective income-tax rate; changes in the availability or cost of key inputs, changes in interest or currency-exchange rates; inflation or deflation; failure to satisfy conditions to government grants; continuing uncertainty over fiscal or monetary policies or conditions in the U.S., Europe, China or elsewhere; changes in fiscal and monetary policy; a protracted regional or global financial or economic crisis; and other risks and uncertainties, including those detailed in our SEC filings, as well as future decisions by us.

Item 3.03          Material Modification to Rights of Security Holders

The Information set forth in Item 1.01 of this Current Report relating to the Second Amendment to Rights Plan is incorporated herein by reference.

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 1.01 of this Current Report relating to the Stock Plan Amendment, the Amended and Restated Transaction Bonus Plan and the Advisory Agreement is incorporated herein by reference.

Item 8.01.          Other Events.

Press Release

On July 5, 2018, the Company issued a press release announcing that the Company entered into the Merger Agreement. A copy of such press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto, which is incorporated herein by reference.
No.	Exhibit Description

2.1	Agreement and Plan of Merger
10.1	Form of Tender and Support Agreement
10.2	Expense Reimbursement Letter Agreement
10.3	Advisory Agreement
10.4	Amended and Restated Transaction Bonus Plan
10.5	Amendment to 2009 Stock Plan
10.6	Second Amendment to Rights Plan
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xplore Technologies Corp.

Date: July 5, 2018	By:	/s/ Tom Wilkinson
Name: Tom Wilkinson
Title: Chief Executive Officer

EXHIBIT INDEX
No.	Exhibit Description

2.1	Agreement and Plan of Merger
10.1	Form of Tender and Support Agreement
10.2	Expense Reimbursement Letter Agreement
10.3	Advisory Agreement
10.4	Amended and Restated Transaction Bonus Plan
10.5	Amendment to 2009 Stock Plan
10.6	Second Amendment to Rights Plan
99.1	Press Release